UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2014

CERULEAN PHARMA INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36395	20-4139823
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

840 Memorial Drive Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-9600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Changes

On October 24, 2014, Oliver S. Fetzer, Ph.D., President, Chief Executive Officer and principal executive officer of Cerulean Pharma Inc. (the “Company”) and a member of the Company’s board of directors (the “Board”), notified the Company of his decision to resign from his positions with the Company effective October 29, 2014 (the “Resignation”). Dr. Fetzer’s decision to resign did not involve any disagreement with the Company, the Company’s management or the Board.

In connection with the Resignation, on October 29, 2014, the Company and Dr. Fetzer entered into a Separation, Transition and Release of Claims Agreement (the “Separation Agreement”), which confirms Dr. Fetzer’s removal from all positions held with the Company, effective October 29, 2014 (the “Separation Date”). Pursuant to the Separation Agreement, the Company will pay to Dr. Fetzer his accrued but unpaid base salary and any accrued but unused vacation based on his employment through the Separation Date, Dr. Fetzer agreed to provide post-employment assistance to the Company through April 27, 2015 (the “Consulting Period”), and Dr. Fetzer’s stock options will cease vesting as of the Separation Date but will remain exercisable until the end of the Consulting Period. The Separation Agreement also includes a customary mutual release of claims. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On October 25, 2014, the Board established a new office of Executive Chairman of the Board (“Executive Chairman”), until a new Chief Executive Officer is hired. Paul A. Friedman, M.D., age 71, who has served as a member of the Board since January 2014, was appointed Executive Chairman, effective upon the Separation Date. As Executive Chairman, Dr. Friedman will, among other duties, oversee the Company’s operations, including the clinical and regulatory functions. From 2001 to January 2014, Dr. Friedman was Chief Executive Officer of Incyte Corporation, a public biopharmaceutical company, and he served as President of Incyte from 2004 to January 2014. In connection with Dr. Friedman’s appointment as Executive Chairman and effective upon the Separation Date, (i) Dr. Friedman resigned as a member of the Compensation Committee of the Board (the “Compensation Committee”) and the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), (ii) William T. McKee replaced Dr. Friedman as a member of the Nominating and Corporate Governance Committee and (iii) Alan Crane ceased serving as Chairman of the Board. Mr. Crane will continue to serve as a director of the Company. In connection with the appointment of Dr. Friedman as Executive Chairman, on October 25, 2014, the Board approved, effective as of his appointment on October 29, 2014, the award to Dr. Friedman of an option to purchase 100,000 shares of the Company’s common stock, $0.0001 per share (“Common Stock”), with one year cliff vesting from the date of grant. The Company granted the stock option to Dr. Friedman on October 29, 2014, with a per share exercise price of $4.36, which was equal to the closing price of the Common Stock on the NASDAQ Global Market on the grant date. The Board also approved the payment of an annual retainer to Dr. Friedman in the amount of $155,000 per year for his service as Executive Chairman. This annual retainer is in addition to the $30,000 annual retainer received by all non-employee directors. Dr. Friedman will also receive a $15,000 annual fee for serving as the chairman of the Company’s newly formed Clinical Advisory Committee.

In addition, on October 25, 2014, the Company appointed Christopher D. T. Guiffre, J.D. as its Chief Operating Officer, effective upon the Separation Date. Mr. Guiffre, age 46, has served as the Company’s Senior Vice President and Chief Business Officer since 2012. Prior to that, from 2010 to 2012, he served as President and Chief Executive Officer of Alvos Therapeutics, Inc., a private biopharmaceutical company subsequently acquired by Arrowhead Research Corp.; and from 2008 to 2009, he served as Chief Business Officer of Hydra Biosciences, Inc., a private biopharmaceutical company. In his new role as Chief Operating Officer, Mr. Guiffre will serve as the Company’s principal executive officer. In connection with his appointment as Chief Operating Officer, the Compensation Committee approved, effective as of his appointment on October 29, 2014, an increase in Mr. Guiffre’s annual base salary to $350,000 and the award to Mr. Guiffre of an option to purchase 50,300 shares of Common Stock with monthly vesting over four years following the date of grant. The Company granted the stock option to Mr. Guiffre on October 29, 2014, with a per share exercise price of $4.36, which was equal to the closing price of the Common Stock on the NASDAQ Global Market on the grant date.

In connection with Mr. Guiffre’s promotion to Chief Operating Officer and principal executive officer of the Company, Karen L. Roberts, the Company’s Senior Vice President of Finance and Administration, shall serve as the Company’s principal financial officer, effective upon the Separation Date. Ms. Roberts, age 58, has served as the Company’s Senior Vice President of Finance and Administration since 2010. Prior to joining the Company, from 2001 to 2009, Ms. Roberts served as Vice President, Finance and Administration of Elixir Pharmaceuticals, Inc., a biopharmaceutical company where she was the senior financial executive responsible for all aspects of finance, accounting and administration.

Board Changes

On October 25, 2014, the Board appointed David R. Parkinson, M.D. as a Class II director, effective as of the Separation Date, to fill the vacancy created by the Resignation. Dr. Parkinson will serve as a member of the class of directors whose terms expire at the 2016 Annual Meeting of Stockholders and until such time as his successor is duly elected and qualified, or until his earlier death, resignation or removal. The Board has determined that Dr. Parkinson is “independent” as contemplated by the Nasdaq Stock Market and other governing laws and applicable regulations. In connection with his election to the Board, Dr. Parkinson will serve on the Board’s newly created Clinical Advisory Committee, along with existing directors Dr. Susan Kelley and Dr. Friedman. Dr. Friedman will serve as chairman of the Clinical Advisory Committee.

Dr. Parkinson received his M.D. from the University of Toronto Faculty of Medicine, with Internal Medicine and Hematology/Oncology training in Montreal at McGill University and in Boston at New England Medical Center. He is a partner at New Enterprise Associates, a venture capital firm. Previously, he served as the President and Chief Executive Officer of Nodality, Inc., a private biopharmaceutical company; Senior Vice President of Oncology Research and Development of Biogen Idec, a biopharmaceutical company; Vice President of Oncology Development of Amgen Inc., a biopharmaceutical company, and Vice President of Global Clinical Oncology Development of Novartis Corporation, a pharmaceutical company. Dr. Parkinson previously worked at the National Cancer Institute, has held academic positions at the M.D. Anderson Cancer Center, University of Texas and New England Medical Center at Tufts University School of Medicine, and is a past chairman of the FDA’s Biologics Advisory Committee. Dr. Parkinson currently serves as a member of the Boards of Directors of Ambit Biosciences Corporation and Threshold Pharmaceuticals, Inc.

Dr. Parkinson will receive compensation for his service as a non-employee director in accordance with the Company’s previously disclosed director compensation program, including the award of a one-time nonqualified stock option under the Company’s 2014 Stock Incentive Plan to purchase 15,000 shares of Common Stock. The Board authorized this stock option award on October 25, 2014, effective upon Dr. Parkinson’s election to the Board. The Company granted the stock option to Dr. Parkinson on October 29, 2014, the date his election was effective, with an exercise price of $4.36 per share, which was equal to the closing price of the Common Stock on the NASDAQ Global Market on such grant date. This option will vest in equal annual installments over a three-year period measured from the date of grant.

Dr. Parkinson will enter into an indemnification agreement (the “Indemnification Agreement”) with the Company. The Indemnification Agreement is substantially similar to the form of indemnification agreement that the Company has entered into with its other directors and provides that the Company will indemnify Dr. Parkinson for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation, Transition and Release of Claims Agreement, dated October 29, 2014, by and between the Company and Oliver S. Fetzer, Ph.D

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERULEAN PHARMA INC.

Date: October 30, 2014	By:	/s/ Christopher D.T. Guiffre

Christopher D.T. Guiffre
Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation, Transition and Release of Claims Agreement, dated October 29, 2014, by and between the Company and Oliver S. Fetzer, Ph.D